UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing or Notice of Delisting.

As previously reported by My Size, Inc. (the “Company”), on October 1, 2019, a Nasdaq Hearings Panel (the “Panel”) granted the Company’s request to continue the listing of the Company’s common stock on the Nasdaq Capital Market (“Nasdaq”), subject to the Company’s satisfaction of certain conditions including, among other things, compliance with the minimum $1.00 bid price requirement (the “Bid Price Rule”) by no later than January 20, 2020. In order to satisfy the Bid Price Rule and to make the Company’s common stock more attractive to certain institutional investors and thereby strengthen the Company’s investor base, the Company implemented a 1-for-15 reverse stock split of its outstanding common shares. The reverse stock split was effective for Nasdaq marketplace purposes at the open of business on November 19, 2019.

Also on November 19, 2019, the Company received formal notice from Nasdaq that the Company’s non-compliance with the minimum $2.5 million stockholders’ equity requirement, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”), as of September 30, 2019, could serve as an additional basis for delisting. In accordance with the Nasdaq Listing Rules, the Company has been granted the opportunity and plans to timely present its plan to regain compliance with the Stockholders’ Equity Rule for the Panel’s consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: November 19, 2019	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

2